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                                                                    EXHIBIT 4.12

                             CLASS A COMMON STOCK

              Incorporated Under the Laws of the State of Delaware

  Number                                                              Shares
  ________________

                               RACI HOLDING, INC.
          Class A Common Stock ___________ Shares-Par Value $.01 Each Class B Common Stock ___________ Shares-Par Value $.01 Each



THIS CERTIFIES THAT  ___________________________________________________  is the

registered holder of _____________________________________________ Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed by its duly authorized officers and its Corporate Seal to be hereunto affixed _______________________ this ______________ day of

_______________________ A.D. 19______.



  _________________________                               ______________________
         President                                                 Secretary

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     For Value Received ________ hereby sell, assign and transfer unto ________

  ______________________________________________________________________________

  _____________________________________________________________________  Shares
  represented by the within Certificate and do hereby irrevocably constitute and appoint ________

  __________________________________________________________________   Attorney
  to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

       Dated _______________   __________ 19___

       In presence of __________________________________________________